UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2004

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Wateridge Vista Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On October 5, 2004, Marilyn Seymann was appointed by Provide Commerce’s board of directors to serve as a director. This appointment by the remaining board of directors was based on the recommendation of its nominating committee. Dr. Seymann was recommended to the nominating committee by existing members of Provide Commerce’s board of directors, and has been determined by Provide Commerce’s board of directors to be independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards.

Dr. Seymann’s appointment fills a vacancy on the board of directors, increasing the number of directors to nine, the number previously authorized in the company’s bylaws.

In her capacity as a director, Dr. Seymann will be compensated in a manner consistent with other non-employee directors. Dr. Seymann will be paid, assuming she attends at least 75% of the meetings of the board of directors or the committees on which she will be a member, an annual retainer of $25,000, a per-committee meeting payment of $1,000 (in the event Dr. Seymann is appointed to a committee of the board of directors) and will be granted an option to purchase 10,000 shares of our common stock.

Provide Commerce issued a press release on October 5, 2004 announcing Dr. Seymann’s appointment to the board of directors, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.
Date: October 5, 2004

	By:	/s/ Rex E. Bosen
Rex E. Bosen
Vice President, Finance and Accounting
and Corporate Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 5, 2004.